Exhibit I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned persons hereby agree to the joint filing on behalf of each of them of a Schedule 13D (including any amendments thereto, the “Schedule 13D”) with respect to the shares of Series A Common Stock of Quad/Graphics Inc. Furthermore, each party to this Agreement expressly authorizes each other party to this Agreement to file the Schedule 13D on his or its behalf. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: April 13, 2012

CATALYST FUND LIMITED PARTNERSHIP II

	By:	CATALYST FUND GENERAL PARTNER II INC., its General Partner

	By:	/s/ Newton Glassman
		Name:	Newton Glassman
/s/ Newton Glassman		Title:	Director
Newton Glassman

CATALYST FUND GENERAL PARTNER II INC.

	By:	/s/ Newton Glassman
		Name:	Newton Glassman
		Title:	Director

/s/ Gabriel de Alba
Gabriel de Alba

CCGI HOLDINGS II INC.

By:

/s/ Jonathan A. Levin		/s/ Newton Glassman
Jonathan A. Levin		Name:	Newton Glassman
		Title:	Director

THE CATALYST CAPITAL GROUP INC.

	By:	/s/ Newton Glassman
		Name:	Newton Glassman
		Title:	President / Managing Partner / Director

Signature Page to Joint Filing Agreement